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    INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES



1.   Note Agreement dated September 1, 1990 re: Senior Notes due
     September 15, 2000, which document is incorporated by reference to Annual Report on Form 10-K filed with the Commission for Registrant's fiscal year ended November 30, 1990.

2.   Note Agreement dated November 15, 1991 re: Senior Notes due
     November 15, 1998, which document is incorporated by reference to Annual Report on Form 10-K filed with the Commission for Registrant's fiscal year ended November 30, 1991.










                                    EXHIBIT 4